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                                                                    Exhibit 25.1
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                   ----------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE


               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________

                                   ----------

                               JPMorgan Chase Bank
               (Exact name of trustee as specified in its charter)

New York                                                              13-4994650
(State of incorporation                                         (I.R.S. employer
if not a national bank)                                      identification No.)
270 Park Avenue
New York, New York                                                         10017
(Address of principal executive offices)                              (Zip Code)

                               William H. McDavid
                                 General Counsel
                                 270 Park Avenue
                            New York, New York 10017
                               Tel: (212) 270-2611
                     (Name, address and telephone number of
                               agent for service)

                                   ----------

                           UNITED AGRI PRODUCTS, INC.
               (Exact name of obligor as specified in its charter)

New Mexico                                                            47-0621017
(State or other jurisdiction of                                 (I.R.S. employer
incorporation or organization)                               identification No.)

7251 W. 4/TH/ Street
Greeley, Colorado                                                       80634
(Address of principal executive offices)                              (Zip Code)

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                          8 1/4% Senior Notes due 2011
                   Guarantees of 8 1/4% Senior Notes due 2011
                       (Title of the indenture securities)

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                                     GENERAL

Item 1.   General Information.

          Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

               New York State Banking Department, State House, Albany, New York 12110.

               Board of Governors of the Federal Reserve System, Washington, D.C., 20551

               Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

               Federal Deposit Insurance Corporation, Washington, D.C., 20429.

          (b)  Whether it is authorized to exercise corporate trust powers.

               Yes.

Item 2.   Affiliations with the Obligor and Guarantors.

          If the obligor or any Guarantor is an affiliate of the trustee, describe each such affiliation.

          None.


                                      - 2 -

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Item 16.  List of Exhibits

          List below all exhibits filed as a part of this Statement of Eligibility.

          1. A copy of the Restated Organization Certificate of the Trustee dated March 25, 1997 and the Certificate of Amendment dated October 22, 2001 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-76894, which is incorporated by reference.)

          2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference). On November 11, 2001, in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation was renamed JPMorgan Chase Bank.

          3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

          4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-76894, which is incorporated by reference.)

          5.  Not applicable.

          6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference). On November 11, 2001, in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation was renamed JPMorgan Chase Bank.

          7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

          8.  Not applicable.

          9.  Not applicable.

                                    SIGNATURE
     Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, JPMorgan Chase Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the day of January, 2004.

                                        JPMORGAN CHASE BANK


                                        By  /s/ James D. Heaney
                                           -------------------------------------
                                             James D. Heaney
                                             Vice President


                                      - 3 -

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                              Exhibit 7 to Form T-1


                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                       CONSOLIDATED REPORT OF CONDITION OF

                               JPMorgan Chase Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                     a member of the Federal Reserve System,

                     at the close of business September 30,
               2003, in accordance with a call made by the Federal
                  Reserve Bank of this District pursuant to the
                     provisions of the Federal Reserve Act.

                                                                       Dollar
                                                                       Amounts
                               ASSETS                                in Millions

Cash and balances due from depository institutions:
   Noninterest-bearing balances and
   currency and coin .............................................   $    17,578
   Interest-bearing balances .....................................         9,823
Securities:
Held to maturity securities ......................................           210
Available for sale securities ....................................        57,792
Federal funds sold and securities purchased under agreements to resell .......................................................
   Federal funds sold in domestic offices                                  9,491
   Securities purchased under agreements to resell                        91,241
Loans and lease financing receivables:
   Loans and leases held for sale ................................        35,681
   Loans and leases, net of unearned income                          $   170,168
   Less: Allowance for loan and lease losses                               3,448
   Loans and leases, net of unearned income and allowance ........       166,720
Trading Assets ...................................................       178,938
Premises and fixed assets (including capitalized leases) .........         6,057
Other real estate owned ..........................................           110
Investments in unconsolidated subsidiaries and associated
 companies........................................................           732
Customers' liability to this bank on acceptances outstanding .....           260
Intangible assets
   Goodwill ......................................................         2,198
   Other Intangible assets .......................................         4,096
Other assets .....................................................        57,193
TOTAL ASSETS .....................................................   $   638,120
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                                   LIABILITIES

Deposits
   In domestic offices ...........................................   $   188,866
   Noninterest-bearing ...........................................   $    76,927
   Interest-bearing ..............................................       111,939
   In foreign offices, Edge and Agreement subsidiaries and
    IBF's.........................................................       124,493
   Noninterest-bearing ...........................................   $     6,439
   Interest-bearing ..............................................       118,054

Federal funds purchased and securities sold under agreements to repurchase:
   Federal funds purchased in domestic offices                             4,679
   Securities sold under agreements to repurchase                         82,206
Trading liabilities ..............................................       136,012
Other borrowed money (includes mortgage indebtedness and
 obligations under capitalized leases) ...........................        24,937
Bank's liability on acceptances executed and outstanding .........           260
Subordinated notes and debentures ................................         8,040
Other liabilities ................................................        31,270
TOTAL LIABILITIES ................................................       600,763
Minority Interest in consolidated subsidiaries ...................           358

                                 EQUITY CAPITAL

Perpetual preferred stock and related surplus ....................             0
Common stock .....................................................         1,785
Surplus (exclude all surplus related to preferred stock) .........        16,306
Retained earnings ................................................        18,875
Accumulated other comprehensive income ...........................            33
Other equity capital components ..................................             0
TOTAL EQUITY CAPITAL .............................................        36,999
                                                                     -----------
TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL .........   $   638,120
                                                                     ===========

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                               JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the in- structions issued by the appropriate Federal regulatory authority and is true and correct.


                                        WILLIAM B. HARRISON, JR. )
                                        LAWRENCE A. BOSSIDY      ) DIRECTORS
                                        ELLEN V. FUTTER          )